Exhibit 99.1

     Right Time, Right Place, Right Trend!

September 6, 2006

Open Letter to U.S. Gold shareholders

Dear Fellow Shareholders,

This year, we were off to a fast start, with a big financing of US$75 million completed in February followed by a bold plan to consolidate a big chunk of the Cortez Trend in Nevada by the end of this summer. Then there was a great silence. Did everything stop? Nothing could be further from the truth!! We have made great progress advancing our objective of becoming the “Premier Exploration Company in Nevada”!

NEVADA CONSOLIDATION PROCEEDING

Our takeover bid process has suffered from delays but it has not been stopped and it will proceed as fast as permitted by American and Canadian Securities Regulators. These delays are primarily the result of faulty legal advice. This situation has been corrected.

ALL STAR EXPLORATION TEAM

It is our exploration efforts, under our president Ann Carpenter that has us very excited! First and foremost, Ann has assembled an All-Star Team of geologists to drive our exploration effort. Accomplished explorers with strong backgrounds in Nevada and its large gold discoveries.

Recently we hired Eric Saderholm from Newmont Mining as our VP of Project Development, Steven Brown from Nevada Pacific Gold as our Senior Geologist and Radu Conelea an independent consultant, who came over from Barrick Gold. We are thrilled to be attracting some of the top talent within Nevada to our Tonkin Springs project. Their willingness and excitement for the project is a true testament to the potential of Tonkin Springs.

CORTEZ HILLS DISCOVERY CHANGED EVERYTHING

Placer Dome (bought by Barrick Gold) found what many consider one of Nevada’s most significant gold deposits when it discovered Cortez Hills in 2003. The geological similarities with Nevada’s world famous Carlin Trend, which is the production base of Barrick Gold and Newmont Mining, challenged firmly held beliefs that large deposits of this type do not exist in the Cortez Trend. Cortez Hills, including the area surrounding the discovery, has past production, current reserves and mineralized material totaling more than 30 million ounces and we are 10 miles away! This is a very prospective area to be looking for gold.

This spring we started our aggressive, US$30 million, two year exploration program at Tonkin Springs. Previous exploration had last occurred prior to the influential Cortez Hills discovery. A lot has happen since Cortez Hills, allowing geologists to better understanding the area and the required ingredients associated with large gold deposits in this part of the world.

LOWER PLATE AT TONKIN SPRINGS

New interpretations supported by age-dating, mapping, core drilling and fossil identification suggest that there is a much larger package of Lower Plate rock at Tonkin Springs, than was previously believed to exist (Figure 1 and 2).

Why is Lower Plate important to your share price? This is where major gold discoveries are made within Nevada’s Carlin and Cortez Trends. The presence of Lower Plate rock near surface greatly improves the odds of making a discovery at Tonkin Springs!

We Are Excited about our Future!

Eric Saderholm is adamant, “I agree with others that are working on the U.S. Gold team that the projection of the Cortez linears (structures hosting Cortez Hills gold) run right at us. It is apparent to me that we have all the right ingredients for large discoveries and ounce additions. It’s time to put it all together and take our best shots at success.”

INITIAL DRILL RESULTS

As part of our exploration program, drilling began in June and to date 19,000 ft. has been drilled of the 400,000 ft. drilling program proposed over two years with assay results having been received for approximately 5,000 ft. These initial results are for the first six holes completed beyond the perimeter of the previously identified 1.4 million ounces (33.1 million tons at 0.043 ounces per ton gold) of mineralized material, and represent extensions both laterally and to depth (Figure 3.) Highlights to date are listed in table 1. setting out the complete set of results:

Hole TS06C-01	0.044 opt (1.50 gpt) over 165 ft (50.3m)
Including	0.113 opt (3.65 gpt) over 40 ft (12.2m)

Hole TS06R-05	0.025 opt (0.95 gpt) over 120 ft (36.6m)

Hole TS06R-07	0.025 opt (0.95 gpt) over 30 ft (9.1m)

Table 1 — Drill Results

LEGEND
1 ounce per ton =	34.2857 grams per tonne	CONF	Confirmation
1 foot =	0.3048 meters	LEXT	Lateral Extension
		DEXT	Depth Extension
		Ntarg	New target

					Gold Assay		Gold Assay
Hole No.	Target Area	Total Depth	Assay	Interval	Length	Ounces per ton	Length	Grams per tonne	Purpose & Results
			(in feet)		(in feet)		(in metres)
TS06C-01	North Rooster	644	110	130	20	0.014	6.096	0.485	CONF/DEXT
			200	230	30	0.057	9.144	1.955	Twin of previously
			240	405	165	0.044	50.292	1.502	drilled 400-ft hole;
	including		345	385	40	0.113	12.192	3.853	extends mineralization
									70 feet to depth
			445	470	25	0.041	7.62	1.403

TS06-01B	North Rooster	640	15	25	10	0.014	3.048	0.476	DEXT
			260	320	60	0.019	18.288	0.646	In the immediate
			340	380	40	0.047	12.192	1.594	area of TS06C-01;
			475	490	15	0.019	4.572	0.624	extends mineralization
			505	520	15	0.016	4.572	0.563	175 feet to depth

			560	575	15	0.050	4.572	1.724

TS06R-02	North Rooster	1030	135	145	10	0.013	3.048	0.424	LEXT/Ntarg
									Intersected two new mineralized features more than 1000 feet east of TS06C-01

TS06R-05	North Rooster	1295	470	490	20	0.021	6.096	0.721	LEXT/DEXT
			525	540	15	0.024	4.572	0.823	Extended
			600	720	120	0.028		0.946	mineralization in
									TS06C-01 200 feet
			775	790	15	0.032	4.572	1.095	northeast

TS06R-06	North Rooster	500	145	155	10	0.014	3.048	0.459	LEXT
			220	245	25	0.018	7.63	0.617	Extended
			320	330	10	0.015	3.048	0.519	mineralization in
			400	415	15	0.016	4.572	0.541	TS06C-01
									264 feet southwest

TS06R-07	TSP-1	1140	210	220	10	0.033	3.048	1.128	DEXT
			280	310	30	0.025	9.144	0.867	Discontinuous
			350	365	15	0.052	4.572	1.78	mineralization
			495	510	15	0.014	4.572	0.469	encountered to a depth
			720	735	15	0.019	4.572	0.653	550 feet; previously
									untested area

EXPLORATION CONTINUES TO ACCELERATE

Moving forward through the remainder of 2006 and into 2007 we will be increasing the number of drill rigs, testing for extensions of the known mineralized zones, including high-grade feeder systems to depth. We are setting up for an aggressive drill program that will continue throughout the winter months.

TSX LISTING

On August 30, 2006 we took the first step to enhance your share liquidity by listing U.S. Gold on the TSX (Toronto Stock Exchange) under the symbol UXG. We hope this will make U.S. Gold more attractive to investors, while it lowers our cost of capital.

This is an exciting time for U.S. Gold investors! With the team, capital and assets coming into alignment I believe we are giving ourselves a great chance at success.

Best Regards,

Rob McEwen,

Chairman and CEO

U.S. Gold Corporation

Qualified Person

This news release has been prepared under the guidance of Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Tonkin Springs property. All samples were analyzed by ALS Chemex of Winnemucca, Nevada.

All assays are uncut, with analysis conducted by ALS Chemex utilizing a 30 gram fire assay change with an AA finish. Sample length is by geologic boundary with a maximum 5 ft. length and core recovery averages 95-98%. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and chuck assays sent to second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and those set forth in the registrations statements referenced above, under the caption “Risk Factors.” Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

William F. Pass	Ian Ball
Vice President and Chief Financial Officer	Investor Relations
Tel: (303) 238-1438	Tel: (647) 258-0395
Fax: (303) 238-1724	Toll Free: (866) 441-0690
bill@usgold.com	Fax: (647) 258-0408
2201 Kipling Street, Suite 100	info@usgold.com
Lakewood, Colorado 80215	99 George Street, 3rd Floor
Toronto, Ontario M5A 2N4

Figure 1.

PREVIOUS Geological Interpretation

N
S
W
E
US★GOLD
TONKIN SPRINGS
Alluvium/Gravel
Non-receptive rocks
Receptive Rocks, Possible Gold Host
Mineralized Resource Areas
Property Boundary
Rooster Area
Middle Area
Southern Area
0 0.5 1 1.5 2 Miles
0 1 2 3 4 Kilometers

Figure 2.

NEW Geological Interpretation

N
W
E
S
US★GOLD
TONKIN SPRINGS
Alluvium/Gravel
Non-receptive rocks
Receptive Rocks, Possible Gold Host
Mineralized Resource Areas
Area to be re-mapped
Possible Mineralization Control
Faults
Thrust Faults
Extent of Preliminary Re-mapping.
Rooster Area
Middle Area
Southern Area
0 0.5 1 1.5 2 Miles
0 1 2 3 4 Kilometers

Figure 3